EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No 333-75897) pertaining to the Company’s 1999 Long-Term Incentive Plan,
(2)	Registration Statement (Form S-3 No 333-129743) pertaining to the registration of 11,000,000 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock, issuable under the Company’s Dividend Reinvestment and Stock Purchase Plan Registration Statement,
(3)	Registration Statement (Form S-8 No 333-160180) pertaining to the Company’s 1999 Long-Term Incentive Plan,
(4)	Registration Statement (Form S-3 No 333-167270) pertaining to the registration of 3,882,187 shares of Common Stock,
(5)	Registration Statement (Form S-3 No 333-180553) pertaining to the registration of 2,569,606 shares of Common Stock,
(6)	Registration Statement (Form S-3 No 333-183510) pertaining to the registration of 1,802,239 shares of Common Stock,
(7)	Registration Statement (Form S-8 No 333-201192) pertaining to the Company’s 1999 Long-Term Incentive Plan,
(8)	Registration Statement (Form S-3 No 333-212727) pertaining to the registration of 16,137,973 shares of Common Stock,
(9)	Registration Statement (Form S-8 No 333-257566) pertaining to the Company’s 1999 Long-Term Incentive Plan,
(10)	Registration Statement (Form S-3 No 333-264507) pertaining to the registration of 903,123 shares of Common Stock,
(11)	Shelf Registration Statement (Form S-3 ASR No 333-269757) pertaining to the registration of an indeterminate amount of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees of Debt Securities, Warrants, Subscription Rights, Purchase Contracts and Purchase Units,
(12)	Registration Statement (Form S-3 No 333-281135) pertaining to the registration of 3,639,510 shares of Common Stock;

of our reports dated February 17, 2026, with respect to the consolidated financial statements and schedule of UDR, Inc. and the effectiveness of internal control over financial reporting of UDR, Inc. included in this Annual Report (Form 10-K) of UDR, Inc. for the year ended December 31, 2025.

/s/Ernst & Young LLP
Denver, Colorado
February 17, 2026